Exhibit 23.2

                       SHUTSWELL, MACLEOD & COMPANY, P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS
                              83 PINE STREET
                    WEST PEABODY, MASSACHUSETTS 01960-3635
                            TELEPHONE (978) 535-0206
                            FACSIMILE (978) 535-9908

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We consent to the incorporation by reference in this registration statement Amendment No. 1 to Form S-4 of New England Community Bancorp, Inc., of our report dated January 29, 1998, except for Note 2, as to which the date is February 10, 1998, on our audits of the consolidated financial statements of New England Community Bancorp, Inc. and Subsidiaries as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, which report is incorporated by reference in New England Community Bancorp, Inc.'s 1997 Annual Report on Form 10-K. We also consent to the reference to our firm under the heading "Experts" in the Proxy Statement-Prospectus which is part of such Registration Statement.





                                          /s/ SHATSWELL, MACLEOD & COMPANY, P.C.
                                          --------------------------------------
                                              Shatswell, MacLeod & Company, P.C.



West Peabody, Massachusetts
May 6, 1998